Exhibit 99.4

Written  Statement of the Chief Financial Officer Pursuant to Section 906 of the
                                                                      ----------
Sarbanes-Oxley  Act  of  2002
-----------------------------

The undersigned, the Chief Financial Officer of NBT Bancorp Inc. (the "Company"), hereby certifies that to his knowledge on the date hereof:

          (a) the Form 10-Q of the Company for the Quarterly Period Ended June 30, 2003, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                       /s/ Michael J. Chewens
                                       -------------------------
                                       Michael J. Chewens
                                       Senior Executive Vice President Chief
                                       Financial Officer and Corporate Secretary
                                       August 13, 2003

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NBT Bancorp Inc. and will be retained by NBT Bancorp Inc. and furnished to the Securities and Exchange Commission or its staff upon request.